SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: OCTOBER 2, 2003
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                            NUWAVE TECHNOLOGIES, INC.
                            -------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                      0-28606                  22-3387630
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                    (Address of principal executive offices)

                                 (973) 882-8810
                                 --------------
                (Registrant's Executive Office Telephone Number)

                                      A-1
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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     As previously provided in a Form 8-K filing, NUWAVE Technologies, Inc. entered into an Agreement with Cornell Capital Partners, LP to settle a default on its indebtedness owed to Cornell Capital Partners. Pursuant to the Agreement, Cornell Capital Partners and NUWAVE agreed to the following:

     o        Cornell   Capital   Partners   agreed  not  to  foreclose  on  its
         outstanding indebtedness owed by NUWAVE.

     o Cornell Capital Partners agreed to enter into a new loan agreement with NUWAVE for net proceeds of $195,000 to be used to satisfy certain outstanding obligations of NUWAVE, including trade payables, unpaid wages, and settlement of employment agreements.

     o        Cornell  Capital  Partners  will  consider  providing   additional
         capital to NUWAVE and assisting in identifying new businesses.

     o Cornell Capital Partners intends to maintain NUWAVE's public filings and status.

     o Gerald Zarin, NUWAVE's Chief Executive Officer and Chairman of the Board of Directors, and Jeremiah O'Brien, NUWAVE's Chief Financial Officer, resigned all positions with NUWAVE. Messrs. Zarin and O'Brien also received a settlement consisting of cash and warrants to purchase shares of NUWAVE's common stock at an exercise price of $1.00 per share.

     o NUWAVE's board of directors appointed a nominee to its board of directors selected by Cornell Capital Partners. Except for the nominee, NUWAVE's other board members resigned.

     The Agreement was consummated on September 29, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2003                     NUWAVE TECHNOLOGIES INC.


                                           By:   /s/ George Kanakis
                                              ---------------------------
                                               Name: George Kanakis
                                               Its:  President